UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 15, 2013

SaaSMAX, Inc.

(Exact name of registrant as specified in its charter)

NEVADA	000-54504	27-4636847
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7770 Regents Road, Suite 113-129 San Diego, CA	92122
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(858) 518-0447

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Exclusive Distributor Agreement

SaaSMAX, Inc. (the “Company”) entered into an agreement dated July 9, 2013 (the “Exclusive Distributor Agreement”) with California Clean Air Technologies, LLC, a Nevada limited liability company (“CCAT”) for the exclusive distribution rights in Canada (non-exclusive for British Columbia, Alberta and Saskatchewan) to market, sell and distribute a propane diesel dual fuel retrofit system (“DFRS Products”) owned by CCAT.

The Exclusive Distributor Agreement is for a term of five (5) years unless sooner terminated in accordance with the provisions of the Exclusive Distributor Agreement.  The Company has the right to extend the Agreement for an additional five (5) year term, if it is in compliance with the Minimum Royalty requirements described below.

Under the terms of the Exclusive Distributor Agreement, as consideration for the exclusive distribution rights, the Company (i) issued 25,000 shares of its common stock to CCAT, and (ii) issued a promissory note in the principal amount of $50,000 payable without interest on July 30, 2013.  As additional consideration for the Exclusive Distributor Agreement, the Company will to pay to CCAT a royalty of $750 for each DFRS Product sold.  CCAT will have the exclusive rights to install the DFRS Products at a fixed price between $2,500 and $5,000, depending on the size of the engine.  CCAT may, on 30 days written notice, terminate the Exclusive Distributor Agreement if the Company fails to achieve sufficient sales to generate Minimum Royalties of $22,500 (Year 1), $37,500 (Year 2), $60,000 (Year 3), $82,500 (Year 4), and $105,000 (Year 5).

The above summary is qualified in its entirety by reference to the full text of the Exclusive Distributor Agreement and the Promissory Note included as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

CCAT and DFRS Products

California Clean Air Technologies, LLC, a Nevada limited liability company (“CCAT”), is a Southern California-based developer, marketer and distributor of diesel engine retrofit products, including a patent-pending Propane Diesel Dual-Fuel Retrofit SystemTM (“DFRS”).  DFRS is a retrofit system that demonstrates high (approximately 50%) substitution rates of propane fuel for diesel fuel without loss of power or torque, while exhibiting very low emissions of pollutants, such as hydrocarbons (HC), nitrogen oxides (NOx), carbon monoxide (CO), and particulate matter (PM or soot).

In November 2011, the California Air Resource Board (“CARB”) awarded CCAT an Alternative Fuel Certification for a dual-fuel device.  CARB is a widely recognized global leader in air quality regulations and related research.  CARB certification is recognized by the US EPA and all 50 states.

The national market contains approximately 16 million potential engines to be retrofitted on-road and 4.4 million off-road.  CCAT’s initial business focus is to sell to the off-road mobile and stationary markets where it believes it has no serious competition.

Acquisition of CCAT

The Company is also negotiating to acquire CCAT.  The proposed acquisition would involve the issuance of a very large number (control block) of common shares of the Company to CCAT’s owners and would be conditional on the Company having available significant financing for the development of CCAT’s business.  The exact terms of the proposed acquisition have not been established.  There is no assurance that the negotiations will be successful or that the Company will be able to raise the necessary funding for CCAT’s business.

Share Exchange Agreement

On July 10, 2013, SaaSMAX, Inc. (the “Company”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Dina M. Moskowitz, the Company’s sole executive officer and director. The Share Exchange Agreement contemplates the cancellation by Ms. Moskowitz of 2,156,704 common shares of the Company in consideration of all of the issued and outstanding common shares of SaaSMAX Corp., the Company’s wholly-owned subsidiary (the “Subsidiary”) (previously by Asset Purchase Agreement dated July 1, 2013, the Company had transferred all of its assets and business operations to the Subsidiary in exchange for the Subsidiary assuming all of the Company’s indebtedness at that date, other than convertible promissory notes totalling $225,000.

The closing of the Share Exchange Agreement is expected to occur on July 22, 2013, being ten days following the mailing of the Company’s Schedule 14F-1 Information Statement to its stockholders of record.

Pursuant to the provisions of the Share Exchange Agreement, Ms. Moskowitz will resign as the Company’s Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and as a director of the Company and will be replaced by the following persons (the “Proposed Directors”):

Name of Proposed Director	Titles of Proposed Director
Harold C. Moll	Chief Executive Officer, President and Director
Rob Rainer	Chief Financial Officer, Secretary, Treasurer and Director

The resignation of Ms. Moskowitz and the appointment of the Proposed Directors will not be effected until closing of the Share Exchange Agreement.

Under the terms of the agreement, The Company agreed that the name and goodwill associated with the name “SaaSMAX” will be the exclusive property of the Subsidiary, and the Company agrees that as soon as practicable, it will change its corporate name to a name not using the word SaaSMAX . Further, during the interim period between the date of the Share Exchange Agreement and the date upon which the Company changes its corporate name, it will not compete with the business of the Subsidiary.

Based on the price of $0.02 per share, being the most recent price at which restricted shares of the Company have been sold, the Company estimates the value of the transaction to be $43,134.08.  Dina Moskowitz has 100% interest in the transaction.  The transaction was undertaken because of the Company’s change of business resulting from the agreement with CA Clean Air.  The proposed new directors of the Company have no interest in pursuing the Company’s former SaaSMAX Market Place business.

The above summary is qualified in its entirety by reference to the full text of the Share Transfer Agreement and the Asset Purchase Agreement included as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

As disclosed in Item 1.01 above, SaaSMAX, Inc. (the “Company”) issued 25,000 of its common shares to California Clean Air Technologies, LLC (“CCAT”) as part consideration of the exclusive distribution rights granted by CCAT to the Company.  The shares were issued pursuant to Rule 506 of Regulation D of the United States Securities Act of 1933, as amended (the “Securities Act”) and CCAT has represented that it is an “accredited investor” as defined in Regulation D of the Securities Act.

The Company also proposes to issue up to 1,500,000 shares of its common stock (the “Earn-Out Shares”), to each proposed new director, to be held by the Company and released as to 10% on each anniversary date of their appointment.

ITEM 7.01

REGULATION FD DISCLOSURE

The Company proposes to complete a 20-for-1 forward split.  The share split will be completed subject to approval by FINRA.

The Company also proposes to offer on a private placement basis up to 100,000 pre-split (2,000,000 post-split) shares of its common stock at a price of $1.00 pre-split ($0.05 post-split) per share (the “Private Placement Offering”).  The proceeds of the Private Placement Offering will be used to pay the $50,000 promissory note issued to CCAT and for general corporate purposes.

There is no assurance that the Private Placement Offering or any part of it will be completed.

The above does not constitute an offer to sell or a solicitation of an offer to buy any of the Company’s securities in the United States. The securities have not been registered under the United States Securities Act of 1933, as amended and may not be offered or sold within the United States or to U.S. persons unless an exemption from such registration is available.

This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing. By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibits

Exhibit Number	Description of Exhibit
10.1	Exclusive Distributor Agreement dated July 9, 2013 between the Company and California Clean Air Technologies, LLC
10.2	Promissory Note in favor of California Clean Air Technologies, LLC in the principal amount of $50,000.
10.3	Asset Purchase Agreement dated July 1, 2013 between the Company and its wholly-owned subsidiary, SaaSMAX Corp.
10.4	Share Exchange Agreement dated July 10, 2013 between the Company and Dina M. Moskowitz for the transfer of shares of the Company’s wholly-owned subsidiary, SaaSMAX Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAASMAX, INC.

Date: July 15, 2013

By: /s/ Dina Moskowitz

Dina M. Moskowitz,

Chief Executive Officer and Chief Financial Officer

4